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EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                  LA JOLLA FRESH SQUEEZED COFFEE COMPANY, INC.

                                       AND

                                 CODY C. ASHWELL

         This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of December 5, 2001 by and between LA JOLLA FRESH SQUEEZED COFFEE COMPANY, INC. (the "Company"), a Washington corporation, and Cody C. Ashwell ("Executive"). Company and Executive are hereinafter collectively referred to as the "Parties," and individually referred to as a "Party."

         WHEREAS, the Parties desire to enter into this Agreement, which sets forth the terms and conditions of the employment relationship of Executive with Company;

         NOW, THEREFORE, in consideration of the foregoing Recital, the mutual promises and covenants set forth herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. EMPLOYMENT.

       1.1. Company hereby agrees to employ Executive and Executive hereby accepts such employment by Company upon the terms and conditions set forth in this Agreement. Executive shall serve as Chief Executive Officer of Company and shall report to the Board of Directors. Company agrees to nominate Executive for election to the Board as the Chairman of the Board at each annual meeting of stockholders during his employment hereunder at which Executive's director seat comes up for election. Executive agrees to serve on the Board if elected.

2. LOYAL AND CONSCIENTIOUS PERFORMANCE.

       2.1. FULL ENERGIES. During the Term, Executive shall devote his full business energies, interest, abilities and productive time to the proper and efficient performance of his duties and to Company's business and affairs. The principal place of employment of Executive shall be at Company's principal executive offices, which are currently in San Diego, California.

       2.2. COMPANY POLICIES. The employment relationship between the parties shall be governed by the general employment policies and practices of Company, including but not limited to those relating to protecting confidential information; provided, however, that when

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              the terms of this Agreement differ from or are in conflict with
              Company's general employment policies or practices, this Agreement shall control.

3. EMPLOYMENT PERIOD.

       3.1. EMPLOYMENT PERIOD. The period during which Executive shall be employed hereunder (the "Employment Period") shall commence on January 2, 2002 (the "Effective Date") and shall end on the fifth anniversary thereof; provided, however, that commencing on the fourth anniversary of the Effective Date and on each subsequent anniversary of the Effective Date (each such anniversary, a "Renewal Date"), the Employment Period shall automatically be extended for one additional year. The Employment Period is subject to the termination provisions provided in Section 5 below.

4. COMPENSATION.

       4.1. BASE SALARY. Company shall pay Executive a base salary of $180,000 per year ("Base Salary"), payable in regular periodic payments in accordance with Company policy. The Base Salary shall be prorated for any partial year of employment on the basis of a 365-day fiscal year. The Base Salary may be changed from time to time by mutual agreement of Executive and Company.

       4.2. CUSTOMARY TAXES. All of Executive's compensation shall be subject to customary withholding taxes and any other employment-related taxes as are commonly required to be collected or withheld by Company.

       4.3. EXPENSES. During the Term, Company agrees to reimburse Executive for his reasonable and necessary business expenses related to his employment hereunder in accordance with Company's standard policies and requirements regarding expense reimbursement. Executive shall also be reimbursed, subject to the approval of the Chief Executive Officer, for his reasonable expenses he incurs in relocating his domicile to within a reasonable distance of the principal executive offices of Company as may be necessary from time to time.

       4.4. BENEFITS. Executive shall, in accordance with Company policies and the terms of applicable plan documents, be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to its executive or key management employees. Company may modify or cancel its benefit plan(s) as it deems necessary.

       4.5. GRANT OF STOCK. Company shall grant Executive five million (5,000,000) shares (subject to adjustment for stock splits, dividends, recapitalizations and the like) of Company's restricted common stock on or about the Effective Date of this Agreement (the "Shares").

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       4.6.   REPURCHASE RIGHT. The shares granted in Section 4.5 above shall be subject to the right of Company to repurchase the Shares in the event of a termination by Company for Cause or by Executive without Good Reason (as such terms are defined below) at a per-share price of par value ($0.001) ("Right of Repurchase") according to the following terms:
              a. VESTING SCHEDULE. The Company's Right of Repurchase shall lapse on the last day of each month, beginning with the first full month after the Effective Date, as to 1/60th of the Shares until all 5,000,000 Shares have fully vested and Company's Right of Repurchase has been fully extinguished.
                   For purposes of this Agreement, shares which still have a Right of Repurchase shall be called "Unvested Shares" and shares for which the Right of Repurchase has lapsed shall be call "Vested Shares." The certificate representing Unvested Shares shall be kept in the custody of Company at its principal place of business. Nothing in this Agreement shall limit any of Executive's voting rights for either Vested or Unvested Shares.
              b. PROCEDURE FOR ACCRUING AND TRANSFERRING VESTED SHARES. On or about January 7th of each year, the certificate representing Unvested Shares in the custody of Company shall be reissued as two certificates: one shall represent the shares that have vested and accrued during the previous calendar year (01/01 to 12/31) and shall promptly be delivered to Executive and the other certificate shall represent the remaining Unvested Shares, if any, and shall remain in the custody of Company. Notwithstanding the foregoing, at any time, upon Executive's written request, Company shall perform such issuance of any accrued Vested Shares provided that Executive bears the reasonable expense of such issuance.

       4.7. ACCELERATION DUE TO CHANGE IN CONTROL. Notwithstanding anything in this Agreement to the contrary, upon a Change in Control as defined herein, the Right of Repurchase provided in Section 4.6 above shall lapse as to all Unvested shares and all shares granted in Section 4.5 shall become fully vested. For purposes of this Agreement, a "Change in Control" of Company shall mean:
              a. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from Company, (B) any acquisition by Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Company or any corporation controlled by Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c); or

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              b.   Individuals who, as of the date hereof, constitute the board of directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board; or
              c. Approval by the shareholders of Company of a reorganization, merger, share exchange or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
                   (ii) no Person (excluding any employee benefit plan (or related trust) of Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board, providing for such Business Combination; or
              d. Approval by the shareholders of Company of (i) a complete liquidation or dissolution of Company or (ii) the sale or other disposition of all or substantially all of the assets of Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other

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                   disposition, of the Outstanding Company Common Stock and
                   Outstanding Company Voting Securities, as the case may be,
                   (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board, providing for such sale or other disposition of assets of Company or were elected, appointed or nominated by the board.

       4.8. ACCELERATION DUE TO SUCCESSFUL REPAYMENT OF OFFERING DEBT. Company contemplates entering into a private placement debt offering to raise an estimated one million dollars in bridge funds followed by four to five million dollars in five-year debt, which may be prepaid by Company. In the event that such an offering is successfully completed, all Executive's Shares shall immediately vest and the Right of Repurchase shall be fully extinguished upon Company repaying such debt in full.

       4.9. TAX CONSEQUENCES. Executive understands and acknowledges that he may suffer adverse tax consequences as a result of the grant of equity compensation provided under this Agreement and is advised to consult with a qualified tax consultant in connection with such compensation. Executive warrants that he is not relying on Company or its agent, employees or assigns for any tax advice.

       4.10. RESTRICTED NATURE OF SECURITIES. Executive understands and acknowledges that the Shares granted in Section 4.5 shall not be registered under the Securities Act of 1933, as amended (the "Act"), at the time of issuance and shall be subject to federal and state laws including laws that restrict the transferability of the Shares.

       4.11. STOCK OPTION PLAN. Executive shall be eligible to participate in any stock option or other equity compensation plans generally made available to its executives or key management.

       4.12. BONUS. Executive shall be eligible to participate in the grant of bonuses or bonus and/or profit sharing plans for the benefit of Company's executives and key management, which the board of directors of Company, at its pleasure, may from time to time implement.

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5. TERMINATION.

       5.1. DEATH. The Executive's employment shall terminate automatically upon his death during the Employment Period.

       5.2. DISABILITY. If the board makes a determination in good faith that Executive has suffered a Disability, as defined below, within the Employment Period, it may terminate Executive's employment subject to the notice provisions in Section 5.5 below. For purposes of this Agreement, "Disability" shall mean the absence of Executive from Executive's duties with Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by Company or its insurers and acceptable to Executive or Executive's legal representative (such acceptance not to be withheld unreasonably).

       5.3. TERMINATION FOR CAUSE. The Company may terminate Executive's employment during the Employment Period for Cause (as defined below) subject to notice requirements in Section 5.5. For purposes of this Agreement, "Cause" shall mean the occurrence or existence of any of the following with respect to Executive, as determined by a majority of the disinterested directors of the board:
              a. a material breach of, or the willful failure or refusal by Executive to perform and discharge his duties, responsibilities or obligations under this Agreement (other than by reason of death or physical or mental disability), OR
              b. the willful engaging by Executive in illegal conduct, gross misconduct or gross negligence which is materially and demonstrably injurious to Company.
              For purposes of this Section 5.3, no act or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the board shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of Company.

       5.4. GOOD REASON. Executive may voluntarily terminate his employment with Company for Good Reason subject to notice requirements in
              Section 5.5. For purposes of this Section 5.4, "Good Reason" shall mean:
              a. Executive is not elected or retained as Chairman and Chief Executive Officer and a director of Company;
              b. Company acts to materially reduce Executive's duties and responsibilities hereunder;
              c. any failure by Company to comply with any of the provisions of Section 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is promptly remedied by Company after receipt of notice thereof given by Executive; OR
              d.   any failure by Company to comply with and satisfy Section
                   12.1 of this Agreement.

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       5.5.   NOTICE OF TERMINATION. Any termination of this Agreement (or of severance payments) other than by reason of death shall be communicated by a Notice of Termination to the other Party hereto given in accordance with Section 13 of this Agreement. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the Date of Termination as defined below in Section 5.6. The failure by Executive or Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or Company, respectively, hereunder or preclude Executive or Company, respectively, from asserting such fact or circumstance in enforcing Executive's or Company's right hereunder.

       5.6. DATE OF TERMINATION. In the event that Executive's employment is terminated, the "Date of Termination," which shall end the Employment Period, shall be:
              a. if terminated by Company for Cause, the date of receipt by Executive of the Notice of Termination or any later date specified therein;
              b. if terminated by Company other than for Cause (including due to Disability), thirty (30) days from the date of receipt by Executive of the Notice of Termination or any later date specified therein;
              c. if terminated by Executive for Good Reason, thirty (30) days from the date of receipt by Company of the Notice of Termination;
              d. if terminated by Executive other than for Good Reason, the earlier of the date of receipt by Company of the Notice of Termination or the date on which Executive substantially ceased to perform his duties and responsibilities hereunder; AND
              e.   if terminated due to death, the date of Executive's death.

6. COMPANY'S OBLIGATIONS UPON TERMINATION.

       6.1. GOOD REASON; WITHOUT CAUSE. In the event of a termination of this Agreement by Executive for Good Reason or by Company without Cause (and excluding terminations due to death or Disability):
              a. Company shall pay to Executive all accrued salary, vacation time, and benefits under any applicable benefit plans of Company through the Date of Termination;
              b. upon the execution by Executive of a release substantially in the form of Exhibit B attached hereto, Company shall pay to Executive severance pay in an amount equal to his then base salary payable in the manner as though the termination had not occurred such severance pay to continue until the fifth anniversary of the Effective Date of this Agreement or one year from the Date of Termination, whichever is longer (see
                   Section 8 below regarding termination of severance pay);

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              c.   Company shall promptly deliver to Executive any accrued
                   Vested Shares as described in Sections 4.5 and 4.6;
              d. all Unvested Shares as described in Sections 4.5 and 4.6 shall immediately vest with any and all Right of Repurchase on such shares being extinguished and a certificate representing such shares shall be promptly delivered to Executive; and
              e. Company shall pay to Executive a prorated bonus for the year in which the termination occurs for any then applicable bonus or bonus plan payable in accordance with Company's normal bonus payment policy, but in no event later than 90 days after the end of the fiscal year in which Executive's employment is terminated.

       6.2. CAUSE; OTHER THAN FOR GOOD REASON, DEATH OR DISABILITY. In the event of a termination of this Agreement by Company for Cause or by Executive without Good Reason (and excluding terminations due to death or Disability), Company shall pay to Executive all salary, vacation time, Vested Shares, and benefits under any applicable benefit plans of Company accrued and due through the Date of Termination and nothing more.

       6.3. DEATH. In the event of a termination of this Agreement due to the death of Executive, including death due to suicide:
              a. Company shall pay to Executive's legal representatives all salary, vacation time, and benefits under any applicable benefit plans of Company accrued and due through the Date of Termination including, without limitation, benefits at least equal to the most favorable benefits provided by Company to the estates and beneficiaries of peer executives of Company;
              b. upon the execution by Executive's legal representatives of a release substantially in the form of Exhibit B attached hereto, Company shall pay to Executive's legal representatives severance pay in an amount equal to twelve
                   (12) months of his then base salary, less standard withholdings for tax and social security purposes, payable over a twelve (12) month term in monthly pro-rata payments commencing on the Date of Termination (see Section 8 below regarding termination of severance pay);
              c. Company shall promptly deliver to Executive's legal representatives any accrued Vested Shares as described in Sections 4.5 and 4.6;
              d. All Unvested Shares as described in Sections 4.5 and 4.6 shall immediately vest, with any and all Right of Repurchase on such shares being extinguished and a certificate representing such shares shall be promptly delivered to Executive's legal representatives; and
              e. Company shall pay to Executive's legal representatives a prorated bonus for the year in which the termination occurs for any then applicable bonus or bonus plan payable in accordance with Company's normal bonus payment policy, but in no event later than 90 days after the end of the fiscal year in which Executive's employment is terminated.

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       6.4.   DISABILITY. In the event of a termination of this Agreement due to
              Disability:
              a. Company shall pay to Executive all accrued salary, vacation time, and benefits under any applicable benefit plans of Company through the Date of Termination;
              b. upon the execution by Executive or Executive's legal representatives, as may be necessary, of a release substantially in the form of Exhibit B attached hereto, Company shall pay to Executive severance pay in an amount equal to twelve (12) months of his then base salary, less standard withholdings for tax and social security purposes, payable over a twelve (12) month term in monthly pro-rata payments commencing on the Date of Termination (see Section 8 below regarding termination of severance pay);
              c.   Company shall promptly deliver to Executive any accrued
                   Vested Shares as described in Sections 4.5 and 4.6;
              d.   All Unvested Shares as described in Sections 4.5 and 4.6
                   shall immediately vest, with any and all Right of Repurchase on such shares being extinguished and a certificate representing such shares shall be promptly delivered to Executive; and
              e. Company shall pay to Executive a prorated bonus for the year in which the termination occurs for any then applicable bonus or bonus plan payable in accordance with Company's normal bonus payment policy, but in no event later than 90 days after the end of the fiscal year in which Executive's employment is terminated.

7. TRADE SECRETS AND CONFIDENTIAL INFORMATION.

       7.1. For purposes of this Section 7, "Confidential Information" means any data or information, other than Trade Secrets, that are valuable to Company and not generally known to the public or to competitors of Company. "Trade Secret" means information including, but not limited to, any technical or non-technical data, formula, pattern, compilation program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers or other information similar to any of the foregoing, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

       7.2. The Executive acknowledges he is employed by Company in a confidential relationship wherein he, in the course of his employment with Company, has received or will receive and has had or will have access to Confidential Information and Trade Secrets of Company, including but not limited to confidential and secret business and marketing plans, strategies and studies, detailed client/customer lists and information relating to the operations and business requirements of those clients/customers and accordingly, he is willing to enter into the covenants contained

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              in this Section 7 and Section 8 of this Agreement in order to provide Company with what he considers to be reasonable protection for its interest.

       7.3. The Executive shall hold in confidence all Confidential Information and Trade Secrets of Company and its direct or indirect subsidiaries that come into his knowledge during his employment by Company and shall not disclose, publish or make use of at any time after the date hereof such Confidential Information or Trade Secrets without the written consent of Company.

       7.4. Notwithstanding the foregoing, the provisions of this Section 7 will not apply to (i) information required to be disclosed by Executive in the ordinary course of his duties hereunder or (ii) Confidential Information that otherwise becomes generally known in the industry or to the public through no act of Executive or any person or entity acting by or on Executive's behalf, or which is required to be disclosed by court order or applicable law.

       7.5. The parties agree that the restrictions stated in this Section 7 are in addition to and not in lieu of protections afforded to trade secrets and confidential information under applicable state law. Nothing in this Agreement is intended to or shall be interpreted as diminishing or otherwise limiting Company's right under applicable state law to protect its trade secrets and confidential information.

       7.6. The parties agree that damages would be an inadequate remedy for Company in the event of a breach or threatened breach of this
              Section 7 of this Agreement by Executive, and in the event of any such breach or threatened breach, Company may, either with or without pursuing any potential damage remedies, obtain and enforce an injunction prohibiting Executive from violating this Agreement and requiring Executive to comply with its terms.

       7.7. Executive agrees to simultaneously execute and abide by the Employee Confidentiality and Invention Assignment Agreement attached hereto as Exhibit A. In the event of a conflict between Exhibit A and this Agreement regarding the subject matter of Sections 7 or 8 herein, this Agreement shall prevail on the term or portion thereof in conflict and all other terms or portions thereof shall remain in full force and effect.

8. NONCOMPETITION/NONSOLICITATION

       8.1. NONSOLICITATION. Executive agrees that in order to protect Company's Confidential Information from unauthorized use, Executive will not, either directly or through others, during the Employment Period or within two years thereafter:
              a. solicit or attempt to solicit any employee, consultant or independent contractor of Company to terminate his or her relationship with Company in order to become an employee, consultant or independent contractor to or for any other person or business entity;

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              b.   solicit or attempt to solicit the business of any customer, vendor or distributor which, at the time of termination or within one (1) year prior thereto, was doing business with Company or was listed on Company's customer, vendor or distributor list in such as manner that adversely alters Company's business relationship with the customer, vendor or distributor .
              c. take any other action that may cause any employee, customer, or supplier of Company to terminate or adversely alter his, her, or its relationship with Company.
              Notwithstanding anything in this Agreement to the contrary, in the event that the board of directors makes a good faith determination that Executive has committed any of the acts described in subsections (a), (b) or (c) of this Section 8.1 at any time in which Executive is receiving severance payments under Sections 6.1.b or 6.4.b, the board may elect to terminate such severance payments upon written notice to Executive in accordance with
              Section 5.5 herein.

       8.2. NONCOMPETITION. During the Employment Period, Executive agrees to not, without Company's prior written consent, directly or indirectly, be employed by, be connected with, or have an interest of any kind in, whether as an employee, consultant, officer, director, partner, stockholder, joint venturer, or otherwise, any person or entity owning, managing, controlling, operating, or otherwise participating or assisting in any business that is similar to or in competition with the business of Company or its affiliates ("Competitive Activity"). Moreover, in the event that, following a termination of this Agreement for any reason, the board of directors makes a good faith determination that Executive has engaged or is engaging in Competitive Activity in any territory in which Company or any of its operating subsidiaries (whether in existence on the date of this Agreement or thereafter) is conducting business or producing, marketing, distributing or selling any of their products, the board may elect, at its pleasure, to terminate any severance payments made to Executive under Sections 6.1.b or 6.4.b, if any, upon written notice to Executive in accordance with Section 5.5 herein; provided, however, that Competitive Activity, for purposes of this Agreement, shall not include ownership by Executive of less than 5 percent (5%) of the issued and outstanding securities of any class of a corporation listed on a national securities exchange or designated as national market system securities on an interdealer system by the National Association of Securities Dealers, Inc.

9. MITIGATION.

       9.1. The Executive shall not be required to mitigate amounts payable pursuant to Section 6 hereof by seeking other employment or otherwise, nor shall such payments be reduced on account of any remuneration earned by Executive attributable to employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by Executive to Company (other than any amounts owed by Executive under Company benefit plans and agreements and any expenses incurred by Company on Executive's behalf and at Executive's request) or otherwise.

10. INDEMNIFICATION AND INSURANCE.

       10.1. To the fullest extent permitted by law, Company shall indemnify Executive (including the advancement of expenses) for any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by Executive in connection with the defense of any lawsuit or other claim to which he is made a party by reason of being an officer, director or employee of Company or any of its subsidiaries. During the Employment Period and for at least three years thereafter, Company shall use its reasonable best efforts to maintain customary director and officer liability insurance covering Executive for acts and omissions during the Employment Period.

       10.2. Company agrees to maintain adequate directors and officers insurance covering Executive during the Employment Period and to use its best efforts to maintain such coverage for a minimum of three years thereafter.

11. CHOICE OF LAW

       11.1. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California.

12. ASSIGNMENT AND BINDING EFFECT.

       12.1. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

       12.2. This Agreement shall not be assignable by Executive. This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Upon Executive's death, all amounts to which he is entitled hereunder, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

13. NOTICES.

       13.1. All notices or demands of any kind required or permitted to be given by Company or Executive under this Agreement shall be given in writing and shall be personally delivered (and receipted for) or mailed by certified mail return receipt requested, postage prepaid, and, if to Company, addressed to Company's principal executive offices and if to Executive, to Executive's primary place of residence.

14. INTEGRATION

       14.1. This Agreement (including any and all Exhibits) contains the entire agreement of the Parties relating to the subject matter contained in this Agreement. There are no restrictions, promises, covenants, or undertakings between Company and Executive, other than those expressly set forth in this Agreement. This Agreement supersedes all prior agreements and understandings between the Parties relating to the subject matter contained herein.

15. SEVERABILITY

       15.1. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid, but if any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

16. AMENDMENT.

       16.1. This Agreement cannot be amended or modified except by a written agreement signed by Executive and Company.

17. WAIVER.

       17.1. No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the waiver is claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

18. INTERPRETATION AND CONSTRUCTION

       18.1. The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing Company, but Executive has been encouraged to consult with his own independent legal counsel with respect to the terms of this Agreement. The Parties acknowledge that each Party and its counsel has reviewed or had an opportunity to review this Agreement prior to execution. The normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

19. REPRESENTATIONS AND WARRANTIES.

       19.1. Executive represents and warrants that he is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that his execution and performance of this Agreement will not violate or breach any other agreements between Executive and any other person or entity.

20. DISPUTE RESOLUTION AND BINDING ARBITRATION

       20.1. Executive and Company agree that, if a dispute arises concerning or relating to Executive's employment with Company, the dispute shall be submitted to binding arbitration under the rules of the American Arbitration Association then in effect. The arbitration shall take place in San Diego County, California or in the county in which Company's headquarters is located, if different, and both Executive and Company agree to submit to the jurisdiction of the arbitrator selected in accordance with American Arbitration Association rules and procedures. Except as set forth in Section
              7.6 and any like provision in Exhibit A, Executive and Company agree that this arbitration procedure will be the exclusive means of redress for any disputes relating to or arising from Executive's employment with Company, including disputes over rights provided by federal, state, or local statures, regulations, ordinances, and common law, including all laws that prohibit discrimination based on any protected classification. The Parties expressly waive the right to jury trial, and agree that the arbitrator's award shall be final and binding on both parties, and nonappealable. The arbitrator shall have discretion to award the prevailing Party reasonable costs and attorney fees incurred in bringing or defending an action under this Section 20.

       20.2. Executive waives any right to damages against any shareholder, director, officer, or employee of Company for any claim, damages, cost, or expense arising from Executive's employment with company and acknowledges that Executive's remedy for such claims is against Company for actions taken by individuals in their capacity as agents or Company.

21. LEGAL EXPENSES.

       21.1. Should any litigation, arbitration, or administrative action or other such proceeding be commenced between the Parties or their personal representatives concerning any provision of this Agreement or the rights and duties of any person in relation to this Agreement, the party or parties prevailing in such action shall be entitled, in addition to such other relief as may be granted, to recover all legal fees and expenses which such party may reasonably incur as a result of the proceeding.

22. COUNTERPARTS.

       22.1. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

23. TRADE SECRETS OF OTHERS.

       23.1. The Executive shall not divulge to Company and/or its subsidiaries any confidential information or trade secrets belonging to others, including Executive's former employers, nor shall Company and/or its affiliates seek to elicit from Executive any such information. Executive shall not provide to Company and/or its affiliates, nor shall Company and/or its affiliates request any documents or copies of documents containing such information.


     IN WITNESS WHEREOF, the Parties have executed this Agreement on December 5, 2001 to be effective as of the Effective Date.


                                    LA JOLLA FRESH SQUEEZED COFFEE CO., INC.


Date: ___________                   ______________________
                                    By:   Cody C. Ashwell
                                    Its:  Chairman


Date: ___________                   ______________________
                                    By:   Stephen F. Corey
                                    Its:  director

Attest:                                     Attest:

-----------------------             ----------------------------
Richard Gartrell,                   William Marshall,
Chief Financial Officer             Chief Administrative Officer


                                    EXECUTIVE


Date: ___________                   _______________________
                                    Cody C. Ashwell

                                    EXHIBIT A
                                    ---------

                  LA JOLLA FRESH SQUEEZED COFFEE COMPANY, INC.
                          EMPLOYEE CONFIDENTIALITY AND
                         INVENTION ASSIGNMENT AGREEMENT


         THIS CONFIDENTIALITY AND INVENTION AGREEMENT ("Agreement") is entered into on ______________ ("Execution Date") by and between LA JOLLA FRESH SQUEEZED COFFEE COMPANY, INC. (the "Company") and Cody Ashwell ("Employee").

         In consideration of Employee's continued employment by Company, the compensation now and hereafter paid to Employee, and other valuable consideration, Employee hereby acknowledges and agrees with Company as follows:

1. EFFECTIVE DATE. This Agreement shall become effective on the earlier of (a) commencement of Employee's employment with Company, or (b) the date and time at which any Confidential Information (as defined in Section 2 below) was first disclosed to or developed by Employee.

2. CONFIDENTIAL INFORMATION. Company has and will develop, compile, and own certain proprietary techniques and confidential information that have great value in its business (said techniques and information as described within this Section 2 are referred to in this Agreement collectively as "Confidential Information"). Company has, and will come to have in the future, access to Confidential Information of its Clients. ("Clients" shall mean any persons or entities for whom Company performs services or from whom Company or Employee obtains information.) Confidential Information includes not only information disclosed by Company or its Clients to Employee in the course of his employment, but also information developed or learned by Employee during the course of his employment with Company, such as Inventions (as defined in Section 8.1 below). Confidential Information is to be broadly defined. Confidential Information includes all information that has or could have commercial value or other utility in the business in which Company or Clients are engaged or in which they contemplate engaging. Confidential Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of Company or the Clients, whether or not such information is identified as Confidential Information by Company or Clients. By example and without limitation, Confidential Information includes any and all information concerning techniques, processes, formulas, trade secrets, inventions, discoveries, improvements, research or development, test results, specifications, data, know-how, formats, marketing plans, business plans, strategies, forecasts, unpublished financial information, budgets, projections, customer and supplier identities, characteristics, and agreements.

3. PROTECTION OF CONFIDENTIAL INFORMATION. Employee agrees that, at all times during or after his employment, he will hold in trust, keep confidential, and not disclose to any third party or make any use of the Confidential Information of Company or Clients except for the benefit of Company or Clients and in the course of his employment with Company. Employee further agrees not to cause the transmission, removal, or transport of Confidential Information or Inventions from Company's principal place of business (currently 9060 Activity Road, Suite A, San Diego, CA 92126-4455) or such other place of business specified by Company, without prior written approval of the Chief Executive Officer of Company (the "CEO"). In the event that Employee desires to publish the results of his work for Company through literature or speeches, Employee agrees to submit such literature or speeches to the CEO at least ten (10) days before dissemination of such information for a determination of whether such disclosure may destroy trade secret status or be highly prejudicial to the interests of Company or its Clients, or whether disclosure may constitute an invasion of their privacy. Employee agrees not to publish, disclose, or otherwise disseminate such information without prior written approval of the CEO. Employee acknowledges that he or she is aware that the unauthorized disclosure of Confidential Information of Company or its Clients may be highly prejudicial to their interests, an invasion of privacy, and an improper disclosure of trade secrets. Whenever the approval, designation, specification, or other act of the CEO is required under this Agreement, the CEO may, by written designation, authorize an agent of Company to perform such act.

4. NON-COMPETITION DURING EMPLOYMENT. Except with the express prior written consent of the CEO, Employee agrees that he or she will not, during the period of his employment with Company: (a) engage in any employment or activity other than for Company in any business in which Company is engaged or contemplates engaging; (b) induce any other employee of or consultant to Company to engage in any such employment or activity; or (c) solicit any Clients or potential Clients of Company for services similar to those performed by Company even though not directly competitive with such services.

5. PRIOR KNOWLEDGE AND INVENTION. Employee has disclosed on Schedule A a complete list of all Inventions proprietary to Employee and which Employee wants to exclude from the application of this Agreement. Company agrees to receive and hold all such disclosures in confidence.

6. PRIOR COMMITMENTS. Employee has no other agreements, relationships, or commitments to any other person or entity that conflict with Employee's obligations to Company under this Agreement.

7. CONFIDENTIAL INFORMATION OR TRADE SECRETS OF OTHERS. Employee will not disclose to Company, or use, or induce Company to use, any confidential information or trade secrets of others. Employee represents and warrants that he or she has returned all property and confidential information belonging to all prior employers.

8. ASSIGNMENT OF EMPLOYEE INVENTIONS

         8.1. DISCLOSURE. Employee will promptly disclose in writing to Company all discoveries, developments, designs, ideas, improvements, inventions, formulas, processes, techniques, know-how, intellectual property, and data (whether or not patentable or registerable under copyright or similar statutes) made, conceived, reduced to practice, or learned by Employee (either alone or jointly with others) during the period of his employment, that are related to or useful in the business of Company, or which result from tasks assigned to Employee by Company, or from the use of premises owned, leased, or otherwise acquired by Company (all of the foregoing are referred to in this Agreement as "Inventions").

         8.2. ASSIGNMENT OF INVENTIONS CREATED PRIOR TO EXECUTION OF THIS AGREEMENT. FOR VALUABLE CONSIDERATION, EMPLOYEE TRANSFERS AND ASSIGNS EMPLOYEE'S ENTIRE RIGHT, TITLE, AND INTEREST IN ALL INVENTIONS (AS DEFINED ABOVE) MADE, CONCEIVED, REDUCED TO PRACTICE, OR LEARNED BY EMPLOYEE (EITHER ALONE OR JOINTLY WITH OTHERS) DURING HIS PAST RELATIONSHIP WITH COMPANY OR ANY ENTITIES WHOSE RIGHTS AND/OR ASSETS HAVE BEEN TRANSFERRED TO COMPANY VIA A SALE OF ASSETS, MERGER OR OTHERWISE. EMPLOYEE EXPRESSLY ACCEPTS AS ADEQUATE CONSIDERATION FOR THIS ASSIGNMENT OF INVENTIONS EMPLOYEE'S CONTINUED EMPLOYMENT BY COMPANY, THE COMPENSATION NOW AND HEREAFTER PAID TO EMPLOYEE, AND OTHER VALUABLE CONSIDERATION.

         8.3. ASSIGNMENT OF INVENTIONS DURING THE TERM OF THIS AGREEMENT. Employee acknowledges and agrees that, during the term of this Agreement, all Inventions belong to and shall be the sole property of Company and shall be Inventions of Company subject to the provisions of this Agreement. Employee assigns to Company all right, title, and interest Employee may have or may acquire in and to all Inventions.

         8.4. MISCELLANEOUS. Employee agrees to sign and deliver to Company (either during or subsequent to his employment) such other documents as Company considers desirable to evidence the assignment of all rights of Employee, if any, in any Inventions to Company and Company's ownership of such Inventions. Any provision in this Agreement requiring Employee to assign rights to an Invention does not apply to any invention that qualifies under California Labor Code section 2870, which section is reproduced in the attached Schedule C, Written Notification to Employee.

9. POWER OF ATTORNEY. In the event Company is unable to secure Employee's signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention, whether due to mental or physical incapacity or any other cause, Employee hereby irrevocably designates and appoints Company and each of its duly authorized officers and agents as his agent and attorney-in-fact to act for and in his behalf and stead to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections with the same force and effect as if executed and delivered by the Employee.

10. TERMINATION OF EMPLOYMENT.

         10.1. DELIVERY OF DOCUMENTS AND DATA. In the event of termination (voluntary or otherwise) of Employee's employment with Company, Employee agrees, promptly and without request, to deliver to and inform Company of all documents and data pertaining to his employment and the Confidential Information and Inventions of Company or Clients, whether prepared by Employee or otherwise coming into his possession or control, and to sign Schedule B to this Agreement. Employee will not retain any written or other tangible material containing any information concerning or disclosing any of the Confidential Information or Inventions of Company or Clients. Employee recognizes that the unauthorized taking of any of Company's trade secrets is a crime under California Penal Code section 499(c) and is punishable by imprisonment in a state prison or in a county jail for a time not exceeding one year, or by a fine not exceeding five thousand dollars ($5000), or by both such fine and such imprisonment. Employee further recognizes that such unauthorized taking of Company's trade secrets could also result in civil liability under California's Uniform Trade Secrets Act (Civil Code sections 3426-3426.11), and that willful misappropriation may result in an award against Employee for triple the amount of Company's damages and Company's attorney fees in collecting such damages.

         10.2. OBLIGATIONS OF EMPLOYEE AFTER TERMINATION OF EMPLOYMENT. In the event of termination (voluntary or otherwise) of Employee's employment with Company, Employee agrees that he or she will protect the value of the Confidential Information and Inventions of Company and Clients and will prevent their misappropriation or disclosure. Employee will not disclose or use to his benefit (or the benefit of any third party) or to the detriment of Company or its Clients any Confidential Information or Invention. Employee further agrees that, for a period of two years immediately following termination (voluntary or otherwise) of Employee's employment with Company, Employee shall not interfere with the business of Company by inducing an employee to leave Company's employ or by inducing a consultant to sever the consultant's relationship with Company.

11. INJUNCTIVE RELIEF. Because Employee's breach of this Agreement may cause Company irreparable harm for which money is inadequate compensation, Employee agrees that Company will be entitled to injunctive relief to enforce this Agreement, in addition to damages and other available remedies.

12. ATTORNEY FEES. If any action is necessary to enforce this Agreement, the prevailing party shall be entitled to recover its attorney fees.

13. MATERIAL CONDITION OF EMPLOYMENT. Employee acknowledges and agrees that the protections set forth in this Agreement are a material condition to his employment with and compensation by Company.

14. AMENDMENT AND BINDING EFFECT. This Agreement may not be amended except by an instrument in writing signed by both parties. This Agreement shall be binding on the heirs, executors, administrators, and other legal representatives and assigns of Employee, and is for the benefit of Company and its successors and assigns.

15. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California.

16. ENTIRE UNDERSTANDING. This Agreement expresses the entire understanding of the parties about the described subject matter.

17.CUMULATIVE REMEDIES; NO WAIVER. Each and all of the several rights and remedies provided for in this Agreement shall be cumulative. No one right or remedy shall be exclusive of the others or of any right or remedy allowed in law or in equity. No waiver or indulgence by Company of any failure by Employee to keep or perform any promise or condition of this Agreement shall be a waiver of any preceding or succeeding breach of the same or any other promise or condition. No waiver by Company or any right shall be construed as a waiver of any other right. Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

18.SEVERABILITY. If a court finds any provision of this Agreement invalid or unenforceable as applied to any circumstance, the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as best to effect the intent of the parties hereto. The parties further agree to replace any such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business, and other purposes of the void or unenforceable provision.


CAUTION: THIS AGREEMENT AFFECTS YOUR RIGHTS TO INVENTIONS YOU HAVE MADE AND MAY MAKE DURING YOUR EMPLOYMENT, AND RESTRICTS YOUR RIGHT TO DISCLOSE OR USE COMPANY'S CONFIDENTIAL INFORMATION DURING OR SUBSEQUENT TO YOUR EMPLOYMENT.

EMPLOYEE HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS ITS TERMS. EMPLOYEE HAS COMPLETELY FILLED OUT SCHEDULE A TO THIS AGREEMENT AND HAS RECEIVED A COPY OF THE WRITTEN NOTIFICATION TO EMPLOYEE CONTAINING CALIFORNIA LABOR CODE SECTION 2870.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Execution Date first written above.


EMPLOYEE:


    --------------------------------------
    Cody Ashwell                   Date

    Social security #:    ***-**-****
    Address:              **************
                          **************


LA JOLLA FRESH SQUEEZED COFFEE COMPANY, INC.



By:  ______________________________________
     Cody C. Ashwell, Chairman     Date



By:  ______________________________________
     Stephen F. Corey, Director    Date

                                   Schedule A
                               Employee Statement



1. PRIOR INVENTIONS. Except as set forth below, I acknowledge at this time that I have not made or reduced to practice (alone or jointly with others) any Inventions that I do not wish to be assigned to Company under this Agreement (if none, so indicate):

         [  ] None

         [  ] Addition sheets attached.




2. CONFLICTING RELATIONSHIPS. Except as set forth below, I acknowledge that I have no other current or prior agreements, relationships, or commitments that conflict with my relationship with Company under my Confidentiality Agreement (if none, so indicate):

         [  ] None

         [  ] Addition sheets attached.






                                  _______________________ Date: _____
                                  Cody Ashwell

                                   Schedule B
                            Termination Certification

         This is to certify that I do not have in my possession, nor have I failed to return, any Confidential Information or copies of such information, or other documents or materials, equipment, or other property belonging to Company or its Clients.

         I further certify that I have complied with and will continue to comply with all the terms of the Confidentiality and Invention Assignment Agreement which I signed, including the reporting of any Inventions (as defined in that agreement) conceived or made by me that are covered by that Agreement.

         I further agree that, in compliance with the Confidentiality and Invention Assignment Agreement, I will preserve as confidential and not use any or all Confidential Information, Inventions, or other information that has or could have commercial value or other utility in the business in which Company or its Clients are engaged or in which they contemplate engaging. I will not participate in the unauthorized disclosure of information that could be detrimental to the interests of Company or its Clients, whether or not such information is identified as Confidential Information by Company or its Clients.

         On termination of my employment with Company, I will be employed by _______________________ and will be working in connection with the following projects:





                                  _______________________ Date: _____
                                  Cody Ashwell

                                   Schedule C
                        Written Notification to Employee

         In accordance with California Labor Code section 2872, you are hereby notified that your Confidentiality and Invention Assignment Agreement does not require you to assign to Company any Invention for which no equipment, supplies, facility, or trade secret information of Company was used and that was developed entirely on your own time, and does not relate to the business of Company or to Company's actual or demonstrably anticipated research or development, or does not result from any work performed by you for Company.

         The following is the text of California Labor Code section 2870:

         "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his rights in an invention to his employer shall not apply to an invention that the employee developed entirely on his own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

            i. Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or
            ii. Result from any work performed by the employee for the employer.

         (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

         I hereby acknowledge receipt of this written notification.





                                  _______________________ Date: _____
                                  Cody Ashwell

                    EXHIBIT B - RELEASE AND WAIVER OF CLAIMS

         In consideration of the payments and other benefits set forth in Sections 4 and 6 of the Employment Agreement dated December 5, 2001 to which this form is attached, I, Cody Ashwell, hereby furnish LA JOLLA FRESH SQUEEZED COFFEE COMPANY, INC. (the "Company"), with the following release and waiver ("Release and Waiver").
         I hereby release, and forever discharge Company, its officers, directors, agents, employees, stockholders, successors, assigns, affiliates and Benefit Plans, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment termination date with respect to any claims relating to my employment and the termination of my employment, including but not limited to, claims pursuant to any federal, state or local law relating to employment, including, but not limited to, discrimination claims, claims under the California Fair Employment and Housing Act, and the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay or any form of compensation.
         In releasing claims unknown to me at present, I am waiving all rights and benefits under Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any jurisdiction: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."
         I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this release and waiver is knowing and voluntary, and that the consideration given for this release and waiver is in addition to anything of value to which I was already entitled as an Executive of Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the release and waiver granted herein does not relate to claims which may arise after this release and waiver is executed; (b) I have the right to consult with an attorney prior to executing this release and waiver (although I may choose voluntarily not to do so); and if I am over 40 years old upon execution of this (c) I have twenty-one (21) days from the date of termination of my employment with Company in which to consider this release and waiver (although I may choose voluntarily to execute this release and waiver earlier); (d) I have seven (7) days following the execution of this release and waiver to revoke my consent to this release and waiver; and
(e) this release and waiver shall not be effective until the seven (7) day revocation period has expired.

                                            ------------------------------------
                                            Cody C. Ashwell           Date